Exhibit 99.1

[Logo of Michael Foods, Inc.]

NEWS

301 Carlson Parkway ■ Suite 400 ■ Minnetonka, MN 55305 ■ (952) 258-4000 FAX (952) 258-4911 Visit Michael Foods, Inc. on the Internet: www.michaelfoods.com

CONTACT:	Mark D. Witmer Treasurer & Secretary (952) 258-4906

For Immediate Release

MICHAEL FOODS REPORTS THIRD QUARTER RESULTS

MINNETONKA, November 13 — Michael Foods, Inc. today reported financial results for the third quarter of 2007. Net earnings for the three months ended September 30, 2007 were $7.2 million, compared to $3.9 million in the 2006 quarterly period, an increase of 85%. The 2007 period included an asset impairment related to the March 2007 closing of our egg processing plant in St. Marys, Ontario, Canada. The 2006 period included two one-time expense items: a charge related to the write-down of a foreign investment and a severance payment to the estate of our former President. Net sales for the three months ended September 30, 2007 were $381.1 million, compared to $308.9 million in the 2006 period, an increase of 23%. Net earnings for the nine months ended September 30, 2007 were $14.9 million, compared to $14.6 million in the corresponding 2006 period, an increase of 2%. Net sales for the nine months ended September 30, 2007 were $1,057.0 million, compared to $915.2 million in the 2006 period, an increase of 15.5%.

Earnings before interest, taxes, depreciation and amortization (EBITDA, as defined in our senior credit facility) for the three months ended September 30, 2007 were $45.9 million, compared to $47.7 million in the 2006 period, a decrease of 4%. EBITDA for the nine months ended September 30, 2007 was $124.4 million, compared to $130.1 million in the 2006 period, a decrease of 4%. We use EBITDA as a measurement of our financial results because we believe it is indicative of the relative strength of our operating performance, it is used to determine incentive compensation levels and it is a key measurement contained in the financial covenants of our senior credit facility.

Commenting on the third quarter results and current business trends, Chairman and Chief Executive Officer Gregg A. Ostrander said, “Once again our broad portfolio of egg products proved helpful in managing our way through a period of unusually high egg costs. Third quarter egg and grain markets were very high, causing our egg processing input costs to soar as compared to 2006 levels. These factors pressured margins in the Foodservice and Retail channels, where price changes normally lag behind changes in our raw material costs. However, the Food Ingredients channel of the Egg Products Division had strong results. This channel historically provides a good balance within Egg Products when egg markets are high, as has once again been the case with egg markets at historical highs so far in 2007. The third quarter showed solid profitability for Food Ingredient egg products and that momentum remains with us in the fourth quarter. As a key part of our Egg Products portfolio, Food Ingredients have helped to offset the weakness seen elsewhere in the division this year. In addition, our small shell egg business has benefited from the egg market’s strength and has seen meaningful profitability this year.”

Ostrander continued, “Regarding cheese, the very high market levels boosted Crystal Farms’ sales notably in the past quarter, but also applied significant margin pressure. Although we took pricing action, we have been unable to adjust quickly enough to the rapid upswing in cheese costs. The cheese market has remained very high so far in the fourth quarter. Hence, margin compression is expected to remain in-place for Crystal Farms the balance of the year.”

Unaudited segment data follows (in thousands):

	Egg Products	Crystal Farms	Potato Products	Corporate	Total
Quarter ended September 30, 2007:
External net sales	$266,549	$84,536	$30,026	$—	$381,111
Net earnings	12,071	1,030	2,835	(8,733)	7,203
EBITDA*	38,806	2,802	6,050	(1,783)	45,875

Quarter ended September 30, 2006:
External net sales	$216,566	$63,214	$29,160	$—	$308,940
Net earnings	8,870	2,827	3,302	(11,097)	3,902
EBITDA*	36,284	5,595	6,626	(816)	47,689

Nine months ended September 30, 2007:
External net sales	$739,230	$231,146	$86,609	$—	$1,056,985
Net earnings	29,059	5,313	7,705	(27,224)	14,853
EBITDA*	101,317	11,723	16,936	(5,527)	124,449

Nine months ended September 30, 2006:
External net sales	$637,136	$196,100	$82,008	$—	$915,244
Net earnings	26,947	7,566	8,049	(27,998)	14,564
EBITDA*	101,051	15,595	17,280	(3,872)	130,054

*	As defined in our senior credit facility.

We believe EBITDA is a widely accepted financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles our net earnings to EBITDA for the quarter ended September 30, 2007 (unaudited, in thousands):

	Egg Products	Crystal Farms	Potato Products	Corporate	Total
Net earnings (loss)	$12,071	$1,030	$2,835	$(8,733)	$7,203
Interest expense, excluding amortization of debt issuance costs	118	—	—	11,622	11,740
Amortization of debt issuance costs	—	—	—	964	964
Income tax expense	6,390	510	1,424	(4,442)	3,882
Depreciation and amortization	16,242	1,100	1,628	2	18,972
Equity sponsor management fee	—	—	—	441	441
Industrial revenue bonds related expenses	247	—	—	—	247
Other	3,076	162	163	(1,637)	1,764

	38,144	2,802	6,050	(1,783)	45,213
Plus:
Unrealized losses on swap contracts	(662)	—	—	—	(662)

EBITDA (as defined in our senior credit facility)	$38,806	$2,802	$6,050	$(1,783)	$45,875

The following table reconciles our net earnings to EBITDA for the quarter ended September 30, 2006 (unaudited, in thousands):

	Egg Products	Crystal Farms	Potato Products	Corporate	Total
Net earnings (loss)	$8,870	$2,827	$3,302	$(11,097)	$3,902
Interest expense, excluding amortization of debt issuance costs	95	—	—	13,376	13,471
Amortization of debt issuance costs	—	—	—	380	380
Income tax expense (benefit)	5,833	1,500	1,740	(5,842)	3,231
Depreciation and amortization	16,224	1,159	1,477	4	18,864
Equity sponsor management fee	—	—	—	446	446
Industrial revenue bonds related expenses	249	—	—	—	249
Other	3,814	109	107	1,917	5,947

	35,085	5,595	6,626	(816)	46,490
Plus:
Unrealized losses on swap contracts	(1,199)	—	—	—	(1,199)

EBITDA (as defined in our senior credit facility)	$36,284	$5,595	$6,626	$(816)	$47,689

The following table reconciles our net earnings to EBITDA for the nine months ended September 30, 2007 (unaudited, in thousands):

	Egg Products	Crystal Farms	Potato Products	Corporate	Total
Net earnings (loss)	$29,059	$5,313	$7,705	$(27,224)	$14,853
Interest expense, excluding amortization of debt issuance costs	292	—	—	35,953	36,245
Amortization of debt issuance costs	—	—	—	2,991	2,991
Income tax expense (benefit)	15,594	2,670	3,869	(13,718)	8,415
Depreciation and amortization	49,015	3,264	4,884	8	57,171
Equity sponsor management fee	—	—	—	1,324	1,324
Industrial revenue bonds related expenses	741	—	—	—	741
Other	6,665	476	478	(4,861)	2,758

	101,366	11,723	16,936	(5,527)	124,498
Minus:
Unrealized gains on swap contracts	49	—	—	—	49

EBITDA (as defined in our senior credit facility)	$101,317	$11,723	$16,936	$(5,527)	$124,449

The following table reconciles our net earnings to EBITDA for the nine months ended September 30, 2006 (unaudited, in thousands):

	Egg Products	Crystal Farms	Potato Products	Corporate	Total
Net earnings (loss)	$26,947	$7,566	$8,049	$(27,998)	$14,564
Interest expense, excluding amortization of debt issuance costs	292	—	—	37,931	38,223
Amortization of debt issuance costs	—	—	—	1,142	1,142
Income tax expense (benefit)	15,789	4,170	4,420	(15,279)	9,100
Depreciation and amortization	48,647	3,473	4,435	7	56,562
Equity sponsor management fee	—	—	—	1,370	1,370
Industrial revenue bonds related expenses	746	—	—	—	746
Other	7,067	386	376	(1,045)	6,784

	99,488	15,595	17,280	(3,872)	128,491
Plus:
Unrealized losses on swap contracts	(1,563)	—	—	—	(1,563)

EBITDA (as defined in our senior credit facility)	$101,051	$15,595	$17,280	$(3,872)	$130,054

Michael Foods, Inc. is a diversified food processor and distributor with particular interests in egg products, refrigerated grocery products and refrigerated potato products. Principal subsidiaries include M. G. Waldbaum Company, Papetti’s Hygrade Egg Products, Inc., Crystal Farms Refrigerated Distribution Company and Northern Star Co.

Condensed consolidated statements of earnings are as follows:

Michael Foods, Inc.

Consolidated Statements of Earnings

(Unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Net sales	$381,111	$308,940	$1,056,985	$915,244
Cost of sales	317,984	250,286	881,120	745,990

Gross profit	63,127	58,654	175,865	169,254
Selling, general & administrative	38,105	35,239	111,663	103,928
Plant closing expenses	1,293	—	1,525	—

Operating profit	23,729	23,415	62,677	65,326
Interest expense, net	12,644	13,685	39,409	38,949

Earnings before income taxes and equity in losses of unconsolidated subsidiary	11,085	9,730	23,268	26,377
Income tax expense	3,882	3,231	8,415	9,100

Earnings before equity in losses of unconsolidated subsidiary	7,203	6,499	14,853	17,277
Equity in losses of unconsolidated subsidiary	—	2,597	—	2,713

Net earnings	$7,203	$3,902	$14,853	$14,564

Selected Balance Sheet Information (unaudited):	September 30, 2007	December 31, 2006
	(Unaudited)
Cash and equivalents	$47,212	$21,576

Accrued interest	9,909	2,497

Total debt, including current maturities	651,792	645,794

Certain items in this release may be forward-looking statements. Such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, changes in domestic and international economic conditions. Also, the Company faces normal, and at times notable, variances in the supply of, and demand for, eggs, grain feed inputs, and cheese, which can result in pricing and profit margin volatility for certain egg products and cheese. As a result, the Company’s actual financial results could differ materially from the results estimated by, forecasted by, or implied by the Company in such forward-looking statements.

# # #	11-13-07